Exhibit 10.1

SENIOR SECURED PROMISSORY NOTE

U.S. $2,000,000	December 4, 2018
Charlotte, North Carolina

FOR VALUE RECEIVED, the undersigned, CURE BASED DEVELOPMENT, LLC, a North Carolina limited liability company (the “Company”), hereby unconditionally promises to pay LEVEL BRANDS, INC., a North Carolina corporation (the “Holder”), on the Maturity Date (as defined in Section 1 hereof) to the order of the Holder, in lawful money of the United States of America and in immediately available funds, the principal amount of Two Million Dollars ($2,000,000) (the “Principal Amount”). Interest shall be at the rate of 6% per annum (“Interest”) based on a 360 day year, shall be payable on the Maturity Date (as defined below). This Note is being entered into in accordance with the terms and conditions of that certain Agreement and Plan of Merger dated December 3, 2018 by and among the Holder, AcqCo LLC, a North Carolina limited liability company and a wholly owned subsidiary of the Holder, cbdMD LLC, a North Carolina limited liability company and wholly owned subsidiary of the Holder, and the Company (the “Merger Agreement”). All terms not otherwise defined herein shall have the same meaning as in the Merger Agreement.

1. Maturity; Acceleration. This Note shall mature one (1) year from the date of this Note (such date the “Maturity Date”). On the Maturity Date any and all outstanding Principal Amount and accrued and unpaid Interest due and owing under the Note shall be immediately paid by the Company.

2. Seniority; Security Interest.

(a) The indebtedness evidenced by this Note and the payment of the Principal Amount and Interest shall be Senior (as hereinafter defined) to, and have priority in right of payment over, all indebtedness of Company now outstanding or hereinafter incurred. “Senior,” as used herein, shall be deemed to mean that, in the event of any default in the payment of the obligations represented by this Note (after giving effect to “cure” provisions, if any) or of any liquidation, insolvency, bankruptcy, reorganization or similar proceedings relating to the Company, all sums payable on this Note shall first be paid in full, with Interest, if any, before any payment is made upon any other indebtedness, now outstanding or hereinafter incurred, and, in any such event, any payment or distribution of any character which shall be made in respect of any other indebtedness of Company shall be paid over to Holder for application to the payment hereof, unless and until the obligations under this Note (which shall mean the Principal Amount and Interest shall have been paid and satisfied in full.

(b) This Note, subject to the provisions of (a) above, is secured by a first lien and security interest in all of the assets of the Company pursuant to the terms of a certain Security Agreement dated as of December 4, 2018 (the “Security Agreement”), by the Company in favor of the Holder.

(c) In the event of the Closing of the Mergers, this Note shall automatically be deemed an unsecured intercompany advance.

3. Prepayment. The Company shall have the right to prepay all or a portion of the Note at any time without notice to the Holder and without penalty.

4. Events of Default. The term “Event of Default” shall mean any of the events set forth in this Section 4:

(a) the Company shall default in the performance of, or violate any material covenants and agreements contained in this Note or the Security Agreement, including without limitation, the failure to pay amounts due under this Note on its Maturity Date, or Interest when due;

(b) any representation, warranty or certification made by or on behalf of the Company in this Note shall have been incorrect in any material respect when made;

(c) there shall be a dissolution, termination of existence, suspension or discontinuance of the Company’s business for a continuous period of forty-five (45) days or it ceases to operate as going concern;

(d) if the Parent shall have terminated the Merger Agreement in accordance with Sections 9.01(d) or 9.01(e) thereof;

(e) if the Company shall:

(i) admit in writing its inability to pay its debts generally as they become due;

(ii) file a voluntary petition in bankruptcy or a petition to take advantage of any insolvency act;

(iii) convey any material portion of the assets of the Company to a trustee, mortgage or liquidating agent or make an assignment for the benefit of creditors;

(iv) consent to the appointment of a receiver, trustee, custodian or similar official, for the Company or any material portion of the property or assets of the Company;

(v) on a petition in bankruptcy filed against it, be adjudicated a bankrupt;

(vi) file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district or territory thereof; or

(vii) if a court of competent jurisdiction shall enter an order, judgment, or decree appointing, without the consent of the Company, a receiver of the whole or any substantial part of the Company’s assets, and such order, judgment or decree shall not be vacated or set aside or stayed within 60 days from the date of entry thereof.

If any Event of Default described in clause (e) of Section 4 shall occur, the Principal Amount of this Note, together with all accrued and unpaid Interest shall automatically be and become immediately due and payable, without notice or demand. If any Event of Default (other than any Event of Default described in clause (e) of Section 4) shall occur for any reason, whether voluntary or involuntary, the Holder, may, upon written notice to the Company, declare all or any portion of the outstanding Principal Amount, together with all accrued and unpaid Interest, to be due and payable, whereupon the full unpaid Principal Amount hereof, together with all accrued and unpaid Interest shall be so declared due and payable shall be and become immediately due and payable if the default is not cured by the Company within twenty (20) days of receipt of written notice, without further notice, demand, or presentment.

5. Remedies. Subject to the terms of the Security Agreement, in case any one or more of the Events of Default specified in Section 4 hereof shall have occurred and be continuing, the Holder may proceed to protect and enforce the Holder’s rights either by suit in equity and/or by action at law, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note or may proceed to enforce the payment of all sums due upon this Note or to enforce any other legal or equitable right of the Holder.

6. Amendments and Waivers. The terms of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Holder.

7. Notices.

(a) Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Merger Agreement.

(b) Any party may give any notice, request, consent or other communication under this Note using any other means (including personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 7.

8. Severability. The unenforceability or invalidity of any provision or provisions of this Note as to any persons or circumstances shall not render that provision or those provisions unenforceable or invalid as to any other provisions or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

9. Governing Law. This Note shall be governed by and construed under the laws of the State of North Carolina applicable to agreements made and to be performed entirely within such jurisdiction. Any suit, action or proceeding arising out of or relating to this Note shall be brought in any state or federal courts sitting in Charlotte, North Carolina.

10. Waivers. The non-exercise by either party of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

11. Attorneys’ Fees; Costs. If any Event of Default occurs, the Company promises to pay all costs of enforcement and collection, including but not limited to, Holder’s reasonable attorneys’ fees, whether or not any action or proceeding is brought to enforce the provisions hereof.

12. Successor and Assigns. This Note shall be binding upon the Company and its successors and permitted assigns and shall inure to the benefit of the Holder and its successors and assigns. The Company may not assign or delegate any of its duties or obligations under this Note without the written consent of the Holder.

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute this Note as of the date first written above.

COMPANY:

CURE BASED DEVELOPMENT, LLC

By: /s/ R. Scott Coffman
       R. Scott Coffman, Manager

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